UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2024

zSpace Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42431	35-2284050
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

55 Nicholson Lane San Jose, California	95134
(Address of Principal Executive Offices)	(zip code)

(408) 498-4050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ZSPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement.

On December 6, 2024 (the “Closing Date”), zSpace, Inc., a Delaware corporation (the “Company”), completed its initial public offering (the “Offering”) of its common stock, par value $0.00001 per share (the “Common Stock”) and sold an aggregate of 1,875,000 shares of Common Stock at an initial public offering price of $5.00 per share pursuant to that certain Underwriting Agreement, dated as of December 4, 2024 (the “Underwriting Agreement”), between the Company and Roth Capital Partners LLC, as representative (the “Representative”) of the several underwriters named in the Underwriting Agreement. In addition, pursuant to the Underwriting Agreement, the Company granted the Representative a 30-day option to purchase up to 281,250 additional shares of Common Stock to cover over-allotments in connection with the Offering, which the Representative exercised the option in full on the Closing Date.

The Common Stock was offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-280427), originally filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 24, 2024, as amended, which became effective on December 4, 2024 (the “Registration Statement”). The Company received gross proceeds of approximately $10.8 million from the Offering (including from exercise of the over-allotment), before deducting underwriting discounts and commissions of seven percent (7%) of the gross proceeds and Offering expenses. The Company currently intends to use the net proceeds from the initial public offering of approximately $8.3 million for growth initiatives, including funding product commitments, software development through acquisitions of applications and third-party software developers, sales and marketing, and for working capital and general corporate purposes.

In the Registration Statement, the Company also registered for resale by two securityholders up to 1,997,973 shares of its Common Stock. The shares registered for resale were not purchased by the underwriters in the Offering and the Company will not receive any of the proceeds from the resale of such shares when and if such shares are sold by the securityholders

In connection with the Offering, the Common Stock began trading on The Nasdaq Global Market on December 5, 2024 under the symbol “ZSPC.”

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company’s controlling stockholders, executive officers and directors entered into lock-up agreements in substantially the form included as an exhibit to the Underwriting Agreement. The lock-up agreements with three of the Company’s controlling stockholders, Gulf Islamic Investments, LLC, dSpace Investments Limited and bSpace Investments Limited, provide for a 365-day “lock-up” period with respect to sales of Common Stock, subject to certain exceptions. The lock-up agreements with the Company’s directors and two holders of SAFE agreements which converted upon closing of the Offering provide for an 180-day “lock-up” period with respect to sales of Common Stock, subject to certain exceptions. The lock-up agreements with the Company’s executive officers and one of its controlling stockholders, Fiza Investments Limited, provide for an 180-day “lock-up” period with respect to sales of 50% of the Common Stock owned by such holder and a 365-day “lock-up” period with respect to sales of the remainder of the Common Stock owned by such holder, each subject to certain exceptions. The Company also agreed, subject to certain exceptions, that the Company would not issue or enter into any agreement to issue Common Stock for a period of 180 days without the prior consent of the Representative. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the Company.

Pursuant to the Underwriting Agreement, the Company also agreed to issue to the Representative warrants (the “Representative’s Warrants”) to purchase up to a total of 5% of the shares of Common Stock sold in the Offering, or 107,813 shares of Common Stock following the exercise of the over-allotment option by the Representative. The Representative’s Warrants are exercisable at $7.50 per share of Common Stock and have a term of five years from the effective date of the Company’s Registration Statement. The Representative’s Warrants are not exercisable until 180 days following the commencement of sales in the Offering.

The final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering may be obtained from the above-mentioned SEC website or from Roth Capital Partners, LLC, at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660 Attn: Prospectus Department, by telephone: (800) 678-9147, or email at rothecm@roth.com.

The foregoing summary of the terms of the Underwriting Agreement and the Representative’s Warrant do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Underwriting Agreement and the form of Representative’s Warrant, copies of which are filed as Exhibit 1.1 and 4.1 to this report and are incorporated by reference herein.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, in connection with the closing of the Offering, each of Dr. Joanna Morris, Abhay Pande, Angela Galardi Prince, and Jane Swift joined the Board of Directors of the Company. Each will serve on the Board of Directors until the next annual meeting of stockholders of the Company at which directors are elected, at which time each is expected to stand for re-election. Biographical information regarding each is set forth below:

Dr. Joanna Morris, age 58, is Associate Professor of Psychology and Neuroscience at Providence College in Providence, RI. She is a former Rhodes Scholar who holds an A.B. (summa cum laude) from Dartmouth College, an M.Phil. in Theoretical Linguistics and Comparative Philology from the University of Oxford, and a Ph.D. in Psychology from the University of Pennsylvania. From 1998 – 2007, Dr. Morris was an Assistant Professor at Hampshire College, from 2007 – 2018, Dr. Morris was an Associate Professor at Hampshire College and from 2018 – 2023, Dr. Morris was a Professor at Hampshire College. She has also served as the Provosts Fellow in Cognitive Science at RISD before joining the faculty at Providence College in 2020.

Abhay Pande, age 57, is a former Investment Banking Managing Director at Citibank, a position that he held from August 1998 until June 2023, and former private equity Managing Director at American Capital, a position that he held from July 2013 until June 2016. He has also served as a senior advisor with the Albright Stonebridge Group and is currently Managing Director at Princeton Capital Advisors, which provides cross-border transactions and capital advisory services for leading healthcare, energy and infrastructure clients, a position that he has held since 2020. Mr. Pande received an MBA from the University of Chicago Booth School of Business and a B.A. in quantitative economics from Dartmouth College.

Angela Galardi Prince, age 42, is a former CEO, startup founder, and Credit Risk expert with a diverse background in consumer and small business financial services, capital markets, and career and technical education. Since 2023, Ms. Prince has worked as an independent business advisor and executive consultant with a specialty in management, operational finance, risk assessment and strategic planning. Ms. Prince was formerly the CEO of Climb Credit, the leading provider of lending and payments services to Career and Vocational schools in the US from 2017 to 2022. Prior to that, she was the co-founder and COO of Orchard Platform, a data and software business for credit investment managers from 2012 to 2016. She started her career in risk management at American Express where she worked and led teams from 2005 to 2010 and then in a similar role at Citibank from 2010 to 2012. Ms. Prince received both her BSE and MSE in engineering from the University of Michigan.

Jane Swift, age 59, has over fifteen years of experience in state government, holding the offices of governor, lieutenant governor, secretary of consumer affairs and business regulation, and state senator in the State of Massachusetts. Since leaving public office, Ms. Swift has accumulated a wealth of experience in executive leadership and governance roles including as a chief executive officer; a board chair, member, and committee chair to public, private, and not-for-profit institutions; an adviser to entrepreneurial education companies; and as a partner in a venture capital fund. Since 2007, she has served as a Director and as Chair of the Compensation Committee on the Suburban Propane (NYSE: SPH) board of directors, a publicly traded propane distribution company. Ms. Swift is a National Assessment Governing Board member and more recently, has joined the Advisory Board of the George W. Bush Institute, a non-profit organization that promotes freedom, democracy and health for women and girls around the world. In 2022, Swift founded Cobble Hill Farm Education and Rescue Center.

Dr. Morris, Mr. Pande, and Ms. Prince will serve on the Company’s audit committee, with Mr. Pande serving as the chair. Mr. Pande, Ms. Prince, and Ms. Swift will serve on the Company’s compensation committee, with Ms. Swift serving as chair. Dr. Morris, Ms. Prince, and Ms. Swift will serve on the Company’s nominating and corporate governance committee, with Ms. Prince serving as chair.

There are no arrangements or understandings between any of Dr. Joanna Morris, Abhay Pande, Angela Galardi Prince, or Jane Swift and any other person or persons pursuant to which Dr. Morris, Mr. Pande, Ms. Prince, or Ms. Swift were selected as a director of the Company. There are no current or proposed transactions in which Dr. Morris, Mr. Pande, Ms. Prince, or Ms. Swift, or any member of the immediate family of Dr. Morris, Mr. Pande, Ms. Prince, or Ms. Swift, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2024, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Company’s Second Amended and Restated Bylaws (the “Bylaws”) became effective on such date. The forms of the Certificate of Incorporation and Bylaws are substantially the same as the forms filed as exhibits to the Registration Statement.

Please see the descriptions of the Certificate of Incorporation and the Bylaws in the section titled “Description of Capital Stock” in the Company’s Registration Statement, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Certificate of Incorporation and Bylaws, copies of which are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference herein.

Item 8.01.   Other Events.

In connection with the pricing of the Offering, the Company issued a press release on December 4, 2024, which has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 4, 2024, by and between zSpace, Inc. and Roth Capital Partners, LLC, as representative of the underwriters named therein
3.1	Second Amended and Restated Certificate of Incorporation of zSpace Inc.
3.2	Second Amended and Restated Bylaws of zSpace, Inc.
4.1	Form of Representative’s Warrant
99.1	Press Release issued by zSpace, Inc. on December 4, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2024	zSpace, Inc.

	By:	/s/ Paul Kellenberger
Paul Kellenberger
Chief Executive Officer